Exhibit 4.1

Huntington Ingalls Industries, Inc.
as Issuer
and
The Bank of New York Mellon
as Trustee

Indenture
Dated as of March 11, 2011

6.875% Senior Notes due 2018
7.125% Senior Notes due 2021

CROSS-REFERENCE TABLE1

TIA Sections	Indenture Sections
§ 310 (a)	7.10
(b)	7.08
§ 311	7.03
§ 312	12.02
§ 313	7.06
§ 314 (a)	4, 4.02
(c)	12.04
(e)	12.05
§ 315 (a)	7.01, 7.02
(b)	7.02, 7.05
(c)	7.01
(d)	7.02
(e)	6.12, 7.02
§ 316 (a)	2.05, 6.02, 6.03, 6.05
(b)	6.06, 6.07
(c)	12.02
§ 317 (a) (1)	6.08
(a) (2)	6.09
(b)	2.03
§ 318	12.01

2

RECITALS

3

4

5

6

EXHIBITS
EXHIBIT A	Form of 2018 Note
EXHIBIT B	Form of 2021 Note
EXHIBIT C	Form of Supplemental Indenture
EXHIBIT D	Restricted Legend
EXHIBIT E	DTC Legend
EXHIBIT F	Regulation S Certificate
EXHIBIT G	Rule 144A Certificate
EXHIBIT H	Institutional Accredited Investor Certificate
EXHIBIT I	Certificate of Beneficial Ownership
EXHIBIT J	Temporary Offshore Global Note Legend

7

     INDENTURE, dated as of March 11, 2011, between Huntington Ingalls Industries, Inc., a Delaware corporation, as the Company, the Guarantors party hereto and The Bank of New York Mellon, as Trustee.
RECITALS
     The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $600,000,000 aggregate principal amount of the Company’s 6.875% Senior Notes Due 2018 (together with, if and when issued, any Additional Notes of such series together with any Exchange Notes issued in exchange therefor as provided herein, the “2018 Notes”) and up to $600,000,000 aggregate principal amount of the Company’s 7.125% Senior Notes Due 2021 (together with, if and when issued, any Additional Notes of such series together with any Exchange Notes issued in exchange therefor as provided herein, the “2021 Notes”, and collectively with the 2018 Notes, the “Notes”). Each of the 2018 Notes and the 2021 Notes constitute a separate series hereunder. All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.
     This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.
THIS INDENTURE WITNESSETH
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
Definitions And Incorporation By Reference
     Section 1.01. Definitions.
     “Accrued Yield” means, an amount in respect of each $1,000 principal amount of a Note that, together with the accrued interest to be paid in a Special Redemption or a Mandatory Redemption, will provide the Holder thereof with the yield to maturity on such Note, calculated on the basis of a 360 day year and payable for the actual number of days elapsed from the Issue Date. “Yield to maturity” means the annual yield to maturity of the Notes, calculated based on market convention and as reflected in the pricing term sheet for the offering of the Initial Notes.
     “Acquired Debt” means Debt of a Person existing at the time the Person merges with or into, or becomes a, Restricted Subsidiary or is assumed in connection with the acquisition of assets from such Person and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary or such acquisition.
     “Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.
     “Additional Notes” means any Notes issued under the Indenture in addition to the Original Notes of a series, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes of a series, or in all respects except with respect to the initial Interest Payment Date and interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes and such Additional Notes may have different issuance prices, initial interest accrual dates or initial interests payment dates and may not have the benefit of any registration rights.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means any Registrar, Paying Agent or Authenticating Agent.
     “Agent Member” means a member of, or a participant in, the Depositary.

     “Applicable Premium” means, with respect to any Note on any redemption date, the greater of (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note on March 15, 2015 in the case of the 2018 Notes and March 15, 2016 in the case of the 2021 Notes each as set forth under Section 3.01 plus (ii) all required interest payments due on such Note through March 15, 2015 in the case of the 2018 Notes and March 15, 2016 in the case of the 2021 Notes (in each case, excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.
     “Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests (other than directors’ qualifying shares or shares or interests held by foreign nationals as required by law) of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:
     (1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;
     (2) the disposition by the Company or any Restricted Subsidiary of assets in the ordinary course of business, including inventory and other assets acquired and held for resale or rights granted to others pursuant to leases or licenses;
     (3) the disposition of cash, Cash Equivalents and cash management investments;
     (4) the disposition of scrap, damaged, worn out, obsolete, surplus, permanently retired assets, or property or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;
     (5) the sale or discount of accounts receivable arising in the ordinary course of business not in connection with a securitization or factoring transaction;
     (6) a transaction covered by Article 5;
     (7) a Restricted Payment permitted under Section 4.07 or a Permitted Investment;

     (8) the issuance of Disqualified Stock or Preferred Stock of a non-Guarantor Restricted Subsidiary pursuant to Section 4.06
     (9) the disposition of the Company’s interest, including Equity Interests and assets related to, the shipyard located in Avondale, Louisiana or the facilities in Waggaman, Louisiana, or Tallulah, Louisiana;
     (10) any sale of Equity Interests in, or Debt or other securities of, an Unrestricted Subsidiary;
     (11) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
     (12) any disposition in a transaction or series of related transactions of assets with a fair market value of less than $10.0 million; and
     (13) any disposition of assets pursuant to the Transactions or the Interim Ordinary Course Transactions.
     “Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.
     “Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.
     “bankruptcy default” has the meaning assigned to such term in Section 6.01.
     “Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certification.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate

Trust Office of the Trustee is located are authorized by law or executive order to close.
     “Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “Cash Equivalents” means
     (1) United States dollars, or money in other currencies received in the ordinary course of business,
     (2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding two years from the date of acquisition ,
     (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,
     (4) repurchase obligations with a term of not more than 180 days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,
     (5) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition,
     (6) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof rated at least Investment Grade, provided that such Investments mature within 365 days after the date of acquisition, and
     (7) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (6) above.

     “Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit I.
     “Certificated Note” means a Note in registered form without interest coupons and that is not a Global Note.
     “Change of Control” means:
     (1) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a Subsidiary of the Company if Capital Stock of the Company is issued in connection therewith, or the sale of all or substantially all the assets of the Company to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;
     (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;
     (3) individuals who on the Issue Date constituted the board of directors of the Company, together with any new directors whose election by the board of directors or whose nomination for election by the stockholders of the Company was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company then in office; or
     (4) the adoption of a plan relating to the liquidation or dissolution of the Company.
     Notwithstanding anything to the contrary set forth above, the consummation of the Transactions will be disregarded in determining the occurrence of a Change of Control.
“Code” means the Internal Revenue Code of 1986.
     “Commission” means the United States Securities and Exchange Commission.

     “Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Article 5.
     “Completion Date” means the date on which all Escrow Conditions are satisfied and the proceeds of the escrow account referred to in the Escrow Agreement are released.
     “Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:
     (1) the net income (but not loss) of any Person that is not a Restricted Subsidiary (including minority interests in unconsolidated Persons or Investments in Unrestricted Subsidiaries), except to the extent of the dividends or other distributions actually paid in cash (which, for the avoidance of doubt, will increase Consolidated Net Income) to the Company or any of its Restricted Subsidiaries by such Person during such period (including dividends and distributions from joint ventures);
     (2) solely for purposes of determining the amount available for Restricted Payments under Section 4.07(a)(3), the net income of any Restricted Subsidiary (other than a Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
     (3) any net after-tax gains or losses attributable to Asset Sales or the extinguishment or conversion of Debt, in each case net of fees and expenses relating to the transaction giving rise thereto;
     (4) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;
     (5) the cumulative effect of a change in accounting principles;
     (6) non-recurring expenses and charges related to the Spin-Off and related financings;
     (7) non-recurring non-cash charges attributable to the closing of manufacturing facilities or the lay-off of employees, in either case which are recorded as “restructuring and other specific charges” in accordance with GAAP;
     (8) non-cash compensation expense incurred with any issuance of Equity Interests of the Company to an employee of the Company or any Restricted Subsidiary;
     (9) any one-time expenses or charges (including financing, financial and other advisory fees, accounting and consulting fees and legal fees) related to any acquisition, Investment, Asset Sale, disposition, issuance of Equity Interests, Debt or amendment or modification of any Debt, and including, in each case, any such transaction undertaken but not completed, in each case whether or not successful;
     (10) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);
     (11) any expenses, charges or losses with respect to liability or casualty events or business interruption to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days);
     (12) any non-cash impairment charges or asset write-off or write-down, or from fair value accounting required by Statement of Financial Accounting; and
     (13) cash or non-cash restructuring costs, charges or losses relating to the closing of the shipyard in Avondale, Louisiana, the construction of the LPD-23 Anchorage or the construction of the LPD-25 Somerset, up to an aggregate amount for all such cash costs, charges and losses of (i) for the 2011 fiscal year, $50.0 million, (ii) for the 2012 fiscal year, $35.0 million and (iii) for any fiscal year thereafter, $25.0 million.

     “Consolidated Net Tangible Assets” of any Person means the aggregate amount of assets of such Person and its Restricted Subsidiaries after deducting therefrom (to the extent otherwise included therein) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual (as the case may be) consolidated balance sheet (prior to the relevant date of determination for which internal financial statements are available) of such Person and its Restricted Subsidiaries in accordance with GAAP.
     “Consolidated Secured Leverage Ratio” means, on any date (the “transaction date”), the ratio of
     (x) the aggregate amount of Debt of the Company and its Restricted Subsidiaries as of the date of determination that is secured by a Lien on any asset of the Company or any of its Restricted Subsidiaries (“Secured Debt”) to
     (y) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available.
     Such ratio shall be calculated on a pro forma basis (in accordance with Regulation S-X) as appropriate and consistent with the pro forma adjustments set forth in the definition of Fixed Charge Coverage Ratio.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 101 Barclay Street, Floor 8 West, New York, New York, 10286.
     “Credit Agreement” means the credit agreement to be dated on or about the Completion Date among the Company, the guarantors named therein, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, modified, supplemented, restated, extended, renewed, refinanced or replaced or substituted from time to time in one or more agreements or instruments (in each case with the same or new lender, group of lenders, purchasers or debtholders), including pursuant to any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Debt thereunder or increasing the amount loaned or issued thereunder.
     “Credit Facilities” means one or more (i) credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving credit loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like, (ii) note purchase agreements and indentures providing for the sale of debt securities, and (iii) agreements that refinance any Debt Incurred under any agreement described in clause (i) or (ii) or this clause (iii), including in each case any successor or replacement agreement or agreements or indentures.
     “Current NGC” means Northrop Grumman Corporation as such company is referred to as of the Issue Date.
     “Date of Determination” has the meaning assigned to such term in Section 3.03.
     “Debt” means, with respect to any Person, without duplication,
     (1) all indebtedness of such Person for borrowed money;
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments , excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables; provided that such obligations shall not constitute Debt except to the extent drawn upon or presented and not paid within 10 Business Days;
     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;
     (5) all obligations of such Person as lessee under Capital Leases;
     (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;
     (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;
     (8) all Disqualified Stock; and
     (9) all obligations of such Person under Hedging Agreements at the time of determination.
The amount of Debt of any Person will be deemed to be:
     (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

     (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;
     (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;
     (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person;
     (E) with respect to any Disqualified Equity Interests, the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Equity Interests or portion thereof, exclusive of accrued dividends; and
     (F) otherwise, the outstanding principal amount thereof.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means the depositary of each Global Note, which will initially be DTC.
     “Designated Non-cash Consideration” means any non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed by an officer of the Company or such Restricted Subsidiary at the time of such Asset Sale, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration provided that any such amount is deemed to be Net Cash Proceeds of an Asset Sale for purposes of Section 4.12.
     “Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event prior to the Stated Maturity of the Notes are
     (1) required to be redeemed or redeemable at the option of the holder for consideration other than Qualified Equity Interests, or
     (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that only the portion of such Equity Interests that is required to be redeemed, is so redeemable or is so convertible at the option of the holder thereof before such date will be deemed to be Disqualified Equity Interests and Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions
     (A) are no more favorable to the holders than Section 4.11 and Section 4.12, and
     (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by the Indenture.
     “Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.
     “DTC” means The Depository Trust Company, a New York corporation, and its successors.
     “DTC Legend” means the legend set forth in Exhibit E.
     “Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.
     “EBITDA” means, for any period, the sum of
     (1) Consolidated Net Income, plus
     (2) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus
     (3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP:
     (A) income taxes, including any penalties and interest related to such taxes or arising from any tax examinations;
     (B) depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses) and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income;

     (C) any costs and expenses incurred by the Company or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with the cash proceeds contributed to the capital of the Company or net cash proceeds from an issuance of Equity Interests of the Company (other than Disqualified Equity Interests); and
     (D) all non-recurring losses (and minus all non-recurring gains).
     “Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.
     “Escrow Agent” means Wells Fargo Bank, National Association.
     “Escrow Agreement” means the escrow and security agreement, dated as of March 11, 2011, among the Company, the Trustee, the Financial Institution (as defined therein) and the Escrow Agent.
     “Escrow Conditions” means the conditions set forth in Section 1.05(b) of the Escrow Agreement required to be satisfied to cause the release of the proceeds of the escrow account referred to therein.
     “Event of Default” has the meaning assigned to such term in Section 6.01.
     “Excess Proceeds” has the meaning assigned to such term in Section 4.12.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Exchange Notes” means the Notes of a series of the Company issued pursuant to the Indenture in exchange for, and up to an aggregate principal amount equal to, the Initial Notes or Initial Additional Notes of such series in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or Initial Additional Notes of such series (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).
     “Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or Initial Additional Notes to exchange outstanding Notes of a series for Exchange Notes of such series, as provided for in a Registration Rights Agreement.

     “Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.
     “Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of
     (x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to
     (y) the aggregate Fixed Charges during such reference period.
     In making the foregoing calculation,
     (1) pro forma effect will be given to any Incurrence or repayment, defeasance or redemption of Debt (other than pursuant to revolving credit facilities) or Preferred Stock and the application of the proceeds thereof during the reference period or subsequent thereto and on or prior to the date of determination as if such Incurrence, repayment or redemption occurred on the first day of the reference period;
     (2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt) had been the applicable rate for the entire reference period; and
     (3) Fixed Charges related to any Debt or Preferred Stock no longer outstanding or to be repaid, defeased or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;
     (4) pro forma effect (calculated in accordance with Regulation S-X) will be given to
     (A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,
     (B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

     (C) discontinued operations and the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.
     “Fixed Charges” means, for any period, the sum of
     (1) Interest Expense for such period; and
     (2) the product of
     (x) cash and non-cash dividends paid, declared, accrued or accumulated during such period on any Disqualified Stock, and dividends paid during such period on any Preferred Stock, of the Company or a Restricted Subsidiary, except for dividends payable in the Company’s Qualified Stock or paid to the Company or to a Restricted Subsidiary and excluding items eliminated in consolidation, and
     (y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.
     “Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.
     “Global Note” means a Note in registered global form without interest coupons.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Guarantor” means (i) each Domestic Restricted Subsidiary of the Company in existence on the Completion Date that Guarantees any Debt under the Credit Agreement at such time and (ii) each Domestic Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit C to the Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Article 5, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.
     “Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.
     “Holder” or “Noteholder” means the registered holder of any Note.
     “IAI Global Note” means a Global Note representing Notes resold to Institutional Accredited Investors bearing the Restricted Legend.
     “Incur” means, with respect to any Debt, to incur, create, issue, assume or Guarantee such Debt. If any Person becomes a Restricted Subsidiary on any date after the Issue Date (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but with respect to Disqualified Stock will not be considered the sale or issuance of Equity Interests for purposes of Section 4.12. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.
     “Indenture” means this indenture, as amended or supplemented from time to time.

     “Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
     “Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
     “Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.
     “Institutional Accredited Investor” means an institutional “accredited investor” (as defined) in Rule 501(a), (2), (3) or (7) under the Securities Act.
     “Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit H hereto.
     “interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.
     “Interest Expense” means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) amortization of debt discount but excluding the amortization or write-off of debt issuance costs, deferred financing fees, commissions, fees and expenses and expensing of interim loan commitment and other financing fees, (ii) capitalized interest, (iii) non-cash interest expense, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, and (v) net costs associated with Hedging Agreements (including the amortization of fees) in respect of interest rate protection, as determined on a consolidated basis and in accordance with GAAP.
     “Interest Payment Date” means each March 15 and September 15 of each year, commencing September 15, 2011.
     “Interim Ordinary Course Transactions” has the meaning assigned to such term in Section 4.17.
     “Internal Reorganization” means the internal reorganization that is conducted on the terms described in the Offering Circular.
     “Investment” means
     (1) any direct or indirect advance, loan or other extension of credit to another Person,

     (2) any capital contribution to another Person, by means of any transfer of cash or other property or assets,
     (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or
     (4) any Guarantee of the Debt of another Person
     but shall exclude: (a) accounts receivable and other extensions of trade credit arising in the ordinary course of business; (b) the acquisition or use of property and assets from suppliers and other vendors in the ordinary course of business; (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the ordinary course of business; and (d) negotiable instruments held for collection and endorsements for deposit or collection in the ordinary course of business.
     If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.15 of the Indenture, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.
     “Investment Grade” means BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by another Rating Agency.
     “Issue Date” means March 11, 2011, the date on which the Original Notes are originally issued under the Indenture.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease having substantially the same economic effect as any of the foregoing).
     “Mandatory Redemption Price” has the meaning assigned to such term in Section 3.04.
     “Mandatory Redemption” has the meaning assigned to such term in Section 3.04.
     “Mandatory Redemption Date” has the meaning assigned to such term in Section 3.04.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.

     “Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of
     (1) brokerage commissions and other fees and expenses related to such Asset Sale, including all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred;
     (2) provisions for federal, state, foreign and local taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries;
     (3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and
     (4) amounts by contract to be held in escrow pending determination of whether a purchase price adjustment will be made and appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount or release from escrow to be deemed a receipt of cash.
     “Non-Recourse Debt” means Debt as to which neither the Company nor any Restricted Subsidiary provides any Guarantee and no default as to which would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.
     “Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.
     “NGC” means the company that will be renamed Northrop Grumman Corporation after the Spin-off, together with its consolidated Subsidiaries after the Spin-off.
     “Notes” has the meaning assigned to such term in the Recitals.
     “Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to the Indenture.

     “Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
     “Offer to Purchase” has the meaning assigned to such term in Section 3.06.
     “Offering Circular” means the offering circular relating to the issuance of the Notes dated March 4, 2011.
     “Officer” means any vice president, the chief executive officer, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.
     “Officers’ Certificate” means a certificate signed in the name of the Company by an Officer.
     “Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.
     “Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.
     “Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company.
     “Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.
     “Permitted Bank Debt” has the meaning assigned to such term in Section 4.06.
     “Permitted Debt” has the meaning assigned to such term in Section 4.06.

     “Permitted Business” means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date and Completion Date after giving effect to the Transactions, and any business reasonably related, incidental, complementary or ancillary thereto.
     “Permitted Investments” means:
     (1) Investments in existence on the Issue Date not otherwise permitted by clause (2) below or required pursuant to any agreement in effect on the Issue Date;
     (2) any Investment in the Company or in a Restricted Subsidiary of the Company;
     (3) any Investment in Cash Equivalents;
     (4) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,
     (A) such Person becomes a Restricted Subsidiary of the Company, or
     (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
     (5) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.12 or any disposition of property not constituting an Asset Sale;
     (6) Hedging Agreements otherwise permitted under the Indenture;
     (7) (i) receivables owing to the Company or any Restricted Subsidiary and advances to suppliers if created or acquired in the ordinary course of business, (ii) Cash Equivalents, (iii) endorsements for collection or deposit in the ordinary course of business, and (iv) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;
     (8) Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (A) $150.0 million and (B) 4.0% of Consolidated Net Tangible Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);
     (9) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of $10.0 million outstanding at any time;
     (10) Investments in joint ventures and Unrestricted Subsidiaries (measured on the date each such investment is made and without giving effect to subsequent changes in value) in an aggregate amount not to exceed the greater of (A) $150.0 million and (B) 4.0% of Consolidated Net Tangible Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);
     (11) extensions of credit to customers and suppliers in the ordinary course of business; and
     (12) Investments resulting from the disposition of interests in the shipyard in Avondale, Louisiana or the facilities in Waggaman, Louisiana, or Tallulah, Louisiana.
     “Permitted Liens” means
     (1) Liens existing on the Issue Date or arising on or prior to the Completion Date pursuant to the Transactions and the Interim Ordinary Course Transactions, in each case not otherwise constituting Permitted Liens;
     (2) Liens securing the Notes or any Note Guaranties;
     (3) Liens securing (A) Permitted Bank Debt plus (B) Debt Incurred under Section 4.06(a) in an aggregate principal amount not to exceed (X) an amount that does not cause the Consolidated Secured Leverage Ratio to exceed 2.65:1 minus (Y) an amount equal to $1,500 million less any amount of Permitted Bank Debt permanently repaid as provided under Section 4.12, plus (C) Obligations in respect thereof and any cash management obligations or agreements with respect to similar banking services;

     (4) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;
     (5) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;
     (6) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;
     (7) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;
     (8) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;
     (9) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;
     (10) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;
     (11) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;
     (12) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;
     (13) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred under clause 11 of Permitted Debt for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 180 days after the date of such purchase or the completion of construction or improvement;
     (14) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;
     (15) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;
     (16) Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary;
     (17) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt for borrowed money that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Agreements;
     (18) Liens in favor of customs or revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods incurred in the ordinary course of business;
     (19) deposits in the ordinary course of business to secure liability to insurance carriers;
     (20) any interest of title of an owner of equipment or inventory on a loan or consignment to the Company or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;
     (21) Liens securing obligations for third party customer financing in the ordinary course of business;
     (22) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, limited liability companies, partnerships and the like permitted to be made under the Indenture;
     (23) Liens deemed to exist in connection with Investments in repurchase agreements that constitute Permitted Investments; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements;
     (24) Liens on property necessary to defease Debt that was not incurred in violation of the Indenture;
     (25) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (13), (14) or (15) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased; and
     (26) other Liens securing obligations in an aggregate amount not exceeding $210.0 million.
     “Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06.
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.
     “principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, if the context so requires, any premium then payable on such Debt.
     “Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.
     “Qualified Equity Offering” means any public or private offering, after the Issue Date, of Qualified Stock of the Company other than pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.
     “Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.
     “Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).
     “refinance” has the meaning assigned to such term in Section 4.06.
     “Register” has the meaning assigned to such term in Section 2.09.
     “Registrar” means a Person engaged to maintain the Register.
     “Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes , and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S Certificate” means a certificate substantially in the form of Exhibit F hereto.
     “Replacement Assets” means all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business or assets (other than inventory, securities or Cash Equivalents) that are used or useful in a Permitted Business.
     “Restricted Legend” means the legend set forth in Exhibit D.
     “Restricted Payment” has the meaning assigned to such term in Section 4.07.
     “Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S, commencing on the Issue Date in the case of the Initial Notes.
     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
     “Reversion Date” has the meaning assigned to such term in Section 4.20.
     “Rule 144A” means Rule 144A under the Securities Act.

     “Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit G hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.
     “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.
     “Securities Act” means the Securities Act of 1933.
     “Significant Subsidiary” means any Restricted Subsidiary , or group of Restricted Subsidiaries, that would , taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.
     “Special Redemption” has the meaning assigned to such term in Section 3.03.
     “Special Redemption Date” has the meaning assigned to such term in Section 3.03.
     “Special Redemption Price” means a cash redemption price equal to 100% of the issue price of the applicable Note (as set forth on the cover of the Offering Circular), plus the Accrued Yield on such Note and accrued and unpaid interest on such Note from the Issue Date to the Special Redemption Date.
     “Spin-off” means the Spin-off transaction pursuant to which the shares of the Company will be distributed to the stockholders of Northrop Grumman Corporation as described in the Offering Circular.
     “Spin-off Date” means the date on which the Spin-off is consummated.
     “Spin-off Determination Date” has the meaning assigned to such term in Section 3.04.
     “Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as, in each case, set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.
     “Subordinated Debt” means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.
     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.
     “Suspended Covenants” has the meaning assigned to such term in Section 4.20.
     “Suspension Period” has the meaning assigned to such term in Section 4.20.
     “Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.
     “Temporary Offshore Global Note Legend” means the legend set forth in Exhibit J.
     “Transactions” means, collectively, the Internal Reorganization and the Spin-off, including the transactions set forth in the instruments and documents relating thereto to occur in connection therewith (including any actions necessary to effect such transactions), the offering of the Notes and borrowings under the Credit Agreement and the application of the proceeds thereof (including the contribution of a portion of the proceeds of the offering of the Notes and Credit Agreement borrowings to NGC), and the payment of the fees and expenses and reimbursement of advances related thereto (including financing, financial and other advisory fees, accounting and consulting fees and legal fees), in each case substantially on the terms described in the Offering Circular.
     “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2015 in the case of the 2018 Notes and March 15, 2016 in the case of the 2021 Notes; provided that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.
     “Trust Indenture Act” means the Trust Indenture Act of 1939.
     “U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.
     “U.S. Government Obligations” means (i) obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof; (ii) repurchase agreements with respect to debt obligations referred to in clause (i); (iii) money market accounts that invest solely in the debt obligations referred to in clause (i) and/or repurchase obligations referred to in clause (ii) above; and (iv) U.S. dollars.
     “Unrestricted Subsidiary” means (i) all Subsidiaries of NGC that are not intended to be the Company or a Subsidiary of the Company following the Spin-off, (ii) Current NGC and (iii) any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.15.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members, as applicable, of the governing body of such Person.
     “Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).
     Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,
     (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (2) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision; and the word “including” means “including without limitation”;

     (3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;
     (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and
     (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.
ARTICLE 2
The Notes
     Section 2.01. Form, Dating and Denominations; Legends. (a) The 2018 Notes and the Trustee’s certificate of authentication thereon will be substantially in the form attached as Exhibit A. The 2021 Notes and the Trustee’s certificate of authentication thereon will be substantially in the form attached as Exhibit B. The terms and provisions contained in the respective forms of the 2018 Notes annexed as Exhibit A and the 2021 Notes annexed as Exhibit B constitute, and are hereby expressly made, a part of the Indenture. The Notes of each series may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes of each series will be issuable in denominations of $2,000 and higher integral multiples of $1,000.
(b) (1) Except as otherwise provided in paragraph (c), Section 2.09(b)(4) or Section 2.10(b)(3), (b)(5), or (c), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.
     (2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.
     (3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.
     (4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).
     (5) Initial Notes and Initial Additional Notes offered and sold in reliance on Rule 144A will be in the form of one or more U.S. Global Notes.

     (6) Initial Notes and Initial Additional Notes offered and sold in reliance on any exemption under the Securities Act other than Regulation S and Rule 144A will be issued in the form of Certificated Notes.
     (7) Initial Notes resold to Institutional Accredited Investors will be in the form of one or more IAI Global Notes.
     (8) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.
(c) (1) If the Company determines (upon the advice of counsel and based on such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or
     (2) after an Initial Note or any Initial Additional Note is
     (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of the same series, of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.
     (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.
     Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.
     (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note by an authorized signatory, with the signature conclusive evidence that the Note has been authenticated under the Indenture.
     (c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes of a series executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver
     (i) Initial Notes for original issue in the aggregate principal amount not to exceed $600,000,000 aggregate principal amount of the 2018 Notes and $600,000,000 aggregate principal amount of the 2021 Notes,
     (ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and
     (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes of the same series after the following conditions have been met:
     (1) Receipt by the Trustee of an Officers’ Certificate specifying
     (A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,
     (B) whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes,
     (C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,
     (D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and
     (E) other information the Company may determine to include or the Trustee may reasonably request.
     (2) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

     (3) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.
     Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference, if any, in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent (if other than the Trustee) implementing the provisions of the Indenture relating to the obligations to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.
     (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.
     Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Trustee receives evidence to its satisfaction that a Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like series, tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note. The provisions of this Section 2.04 shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

     Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for
     (1) Notes cancelled by the Trustee or delivered to it for cancellation;
     (2) any Note which has been replaced or paid pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced or paid Note is held by a bona fide purchaser; and
     (3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.
     (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.
     Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes of the applicable series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes of the same series upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same series of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes of the applicable series.
     Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.
     Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.
     Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.
   (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.
     (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes of the same series may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

     (3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
     (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.
     (5) None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.
     (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another

Note or Notes of the same series of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. For avoidance of doubt, neither the Trustee nor the Registrar shall have any responsibilities with respect to the transfer of beneficial interests within the same Global Note. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that
     (x) no transfer or exchange will be effective until it is registered in such register,
     (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary, and
     (z) every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
     From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section. In order to facilitate the execution, authentication and delivery of Certificated Notes, the Company shall deliver a supply of Certificated Notes to the Trustee in sufficient time to permit the execution, authentication and delivery thereof on a timely basis.
     No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).
   (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note of the same series. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
     (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes of the same series in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
     (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note of the same series equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     (4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.
     (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S .Global Note	IAI Global Note	(6)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	IAI Global Note	(6)
Offshore Global Note	Certificated Note	(5)
IAI Global Note	U.S. Global Note	(4)
IAI Global Note	Offshore Global Note	(2)
IAI Global Note	IAI Global Note	(1)
IAI Global Note	Certificated Note	(3)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	IAI Global Note	(6)
Certificated Note	Certificated Note	(3)

(1)  No certification is required.
(2)  The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.
(3)  The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or, in the case of clauses (x), (y) and (z), an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
(4)  The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.
(5)  Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
(6)  The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Institutional Accredited Investor Certificate.

     (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)
     (1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or
     (2)(x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.
     Any Certificated Note delivered in reliance upon clause (c) will not bear the Restricted Legend.
     (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.
     Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.
     (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.
     (c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.
     (d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.
ARTICLE 3
Redemption; Offer to Purchase
     Section 3.01. Optional Redemption. (a) At any time and from time to time prior to March 15, 2015, the Company may redeem, in whole or in part, the 2018 Notes at a price of 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
     (b) At any time and from time to time on or after March 15, 2015, the Company may redeem the 2018 Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date.

12-month period
commencing
March 15
in Year	Percentage
2015	103.438%
2016	101.719%
2017 and thereafter	100%
     (c) At any time and from time to time prior to March 15, 2016, the Company may redeem, in whole or in part, the 2021 Notes at a price of 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
     (d) At any time and from time to time on or after March 15, 2016, the Company may redeem the 2021 Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date.

12-month period
commencing
March 15
in Year	Percentage
2016	103.563%
2017	102.375%
2018	101.188%
2019 and thereafter	100%
     The Company, and not the Trustee, shall be responsible for calculating the Applicable Premium. Promptly after the calculation thereof, the Company shall give the Trustee notice of the amount of the Applicable Premium.
     Section 3.02. Redemption with Proceeds of Public Equity Offering. (a) At any time and from time to time prior to March 15, 2014, the Company may redeem the 2018 Notes with the net cash proceeds received by the Company from any Qualified Equity Offering at a redemption price equal to 106.875% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the aggregate principal amount of the 2018 Notes, including Additional Notes, provided that
     (1) in each case the redemption takes place not later than 90 days after the closing of the related Qualified Equity Offering, and
     (2) not less than 65% in principal amount of the 2018 Notes, including Additional Notes, remains outstanding immediately thereafter.
     (b) At any time and from time to time prior to March 15, 2014, the Company may redeem the 2021 Notes with the net cash proceeds received by the Company from any Qualified Equity Offering at a redemption price equal to 107.125% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the aggregate principal amount of the 2021 Notes, including Additional Notes, provided that
     (1) in each case the redemption takes place not later than 90 days after the closing of the related Qualified Equity Offering, and
     (2) not less than 65% in principal amount of the 2021 Notes, including Additional Notes, remains outstanding immediately thereafter.
     Section 3.03. Special Redemption. In the event that the Completion Date has not occurred on or prior to the earlier to occur of (i) the determination by the Board of Directors in its good faith judgment that the Completion Date will not occur by June 30, 2011, or (ii) June 30, 2011 (such earlier date, the “Date of

Determination”), the Company shall redeem each Note (the “Special Redemption”), on the date that is five Business Days after the Date of Determination (the “Special Redemption Date”), at the Special Redemption Price. If the Completion Date has not occurred on or prior to the Date of Determination, upon the receipt of written instruction from the Company, which instruction shall include a statement that the Date of Determination has occurred and a notice as to the amount of the Special Redemption Price, and an Officers’ Certificate and Opinion of Counsel, each to the effect that all conditions precedent provided for in the Indenture to the Special Redemption have been complied with, which the Company is required to provide by the close of business on the Date of Determination, the Trustee will send a notice of such Special Redemption on behalf of the Company to the Holders of the Notes (in the form provided to it by the Company) on the next Business Day after the Date of Determination.
     Section 3.04. Mandatory Redemption. In the event that the Spin-off is not consummated within five Business Days after the Completion Date (the “Spin-off Determination Date”), the Company shall redeem each Note (the “Mandatory Redemption”), on the date that is five Business Days after the Spin-off Determination Date (the “Mandatory Redemption Date”), at a cash redemption price equal to the issue price of such Note (as set forth on the cover page of the Offering Circular), plus the Accrued Yield and accrued interest on such Note to the date of redemption (the “Mandatory Redemption Price”). If the Spin-off has not occurred on or prior to the Spin-off Determination Date, upon the receipt of written instruction from the Company, which instructions shall include a statement that the Spin-off Determination Date has occurred and a notice as to the amount of the Mandatory Redemption Price, and an Officers’ Certificate and Opinion of Counsel each to the effect that all conditions precedent provided for in the Indenture to the Mandatory Redemption have been complied with, which the Company is required to provide by the close of business on the Spin-off Determination Date, the Trustee will send a notice of such Mandatory Redemption on behalf of the Company to the Holders of the Notes (in the form provided to it by the Company) on the next Business Day after the Spin-off Determination Date.
     Section 3.05. Method and Effect of Redemption. (a) If the Company elects to redeem Notes of a series, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee) except as set forth in Section 3.03 and Section 3.04, such Officers’ Certificate to state that all conditions precedent provided for in the Indenture to such redemption have been complied with. If fewer than all of the Notes of a series are being redeemed, the Trustee will select the Notes of such series to be redeemed, no later than 30 days prior to the redemption date, pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $2,000 principal amount and higher integral multiples of $1,000; provided, that the unredeemed portion of a Note must be in a minimum principal amount of $2,000. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Except as provided in Section 3.03 and Section 3.04, notice of redemption must be sent by the Company to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date. At the Company’s request in connection with an optional redemption, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as may be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.05(b).
     (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:
     (1) the redemption date;
     (2) the redemption price, or if not then ascertainable, the manner of calculation thereof, including the portion thereof representing any accrued interest;
     (3) the place or places where Notes are to be surrendered for redemption;
     (4) Notes called for redemption must be so surrendered in order to collect the redemption price;
     (5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;
     (6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and
     (7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.
     (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest; provided, that the Company has not defaulted in depositing the redemption price in accordance with the provisions hereof. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.
     Section 3.06. Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by the Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. Such request shall be evidenced by an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.06(b).
     (b) The offer must include or state the following as to the terms of the Offer to Purchase:
     (1) the provision of the Indenture pursuant to which the Offer to Purchase is being made;
     (2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Indenture) (the “purchase amount”);
     (3) the purchase price, including the portion thereof representing accrued interest;
     (4) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;
     (5) describe the transaction or transactions that constituted the requirement to make the Offer to Purchase;
     (6) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be equal to $2,000 principal amount or a higher multiple of $1,000 principal amount (provided that any unpurchased portion of the Note must be in a minimum principal amount of $2,000);
     (7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

     (8) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);
     (9) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;
     (10) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;
     (11) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;
     (12) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes of both series having an aggregate principal amount equal to the purchase amount on a pro rata basis (based on the principal amount of all Notes of both series tendered), with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;
     (13) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and
     (14) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.
     (c) Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date; provided, that the Company has not defaulted in depositing the purchase price in accordance with the provisions hereof. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.
     (d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance, and the Company shall not be deemed to have breached its obligations hereinder as a result of such compliance.
ARTICLE 4
Covenants
     Section 4.01. Payment Of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.
     (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
     (c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.
     (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to DTC for transfer to the accounts of its participants. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified to the Trustee or the Paying Agent at least 15 calendar days prior to the applicable payment date, by mailing a check to each Holder’s registered address.
     Section 4.02. Maintenance Of Office Or Agency. The Company will maintain in the United States of America, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such agency of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served upon the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.12 or Article 5.
     Section 4.04. [Reserved].
     Section 4.05. [Reserved].
     Section 4.06. Limitation on Debt. (a) The Company
     (1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and
     (2) will not permit any of its Restricted Subsidiaries that is not a Guarantor to Incur any Preferred Stock (other than Preferred Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held);

provided that the Company or any Restricted Subsidiary may Incur Debt and any Restricted Subsidiary that is not a Guarantor may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.0:1.0.
     (b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):
     (1) Debt (“Permitted Bank Debt”) of the Company or any Guarantor pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed $1,500.0 million, less any amount of such Debt permanently repaid as provided under Section 4.12;
     (2) Debt of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary;
     (3) Debt of the Company pursuant to the Notes (other than Additional Notes, but including Exchange Notes in respect of Notes and Additional Notes) and Debt of any Guarantor pursuant to a Note Guaranty of the Notes (including Additional Notes and Exchange Notes);
     (4) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that
     (A) in case the Debt to be refinanced is Subordinated Debt, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,
     (B) the new Debt either does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced or has a Stated Maturity at least 91 days after the maturity of the Notes, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

     (C) in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and
     (D) Debt Incurred pursuant to clauses (1), (2), (5), (6), (9), (10), (12), (13), (14) and (15) may not be refinanced pursuant to this clause;
     (5) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries and not for speculation;
     (6) Debt of the Company or any Restricted Subsidiary incurred in respect of workers’ compensation claims and self-insurance obligations and with respect to letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting Debt, including letters of credit for operating purposes or completion guarantees or supporting indemnity, bid, warranty, performance, surety, appeal or similar bonds, or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets;
     (7) Debt of the Company or any Restricted Subsidiary (a) that is outstanding on the Issue Date or will be Incurred on or prior to the Completion Date as a result of the Transactions or (b) Incurred under the Interim Ordinary Course Transactions (and, for purposes of clause (4)(D), not otherwise constituting Permitted Debt); provided that no Debt for borrowed money Incurred under clause (b) shall remain outstanding following the Spin-Off Date;
     (8) Acquired Debt; provided that, after giving effect to the incurrence thereof,
     (A) the Company could incur at least $1.00 of Debt pursuant to paragraph (a) above or
     (B) the Fixed Charge Coverage Ratio of the Company would be greater than such ratio immediately prior to such incurrence;
     (9) Obligations of the Company or any Restricted Subsidiary in respect of customer advances received and held in the ordinary course of business;

     (10) Debt of the Company and any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;
     (11) Debt of the Company or any Restricted Subsidiary, which may include Capital Leases, mortgage financings or purchase money obligations, Incurred on or after the Issue Date no later than 180 days after the date of purchase or completion of construction or improvement of property, plant or equipment for the purpose of financing all or any part of the purchase price or cost of construction or improvement; provided that the aggregate principal amount of any Debt (including the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause) at any time outstanding pursuant to this clause may not exceed the greater of (A) $75.0 million and (B) 2.0% of Consolidated Net Tangible Assets of the Company;
     (12) Debt of the Company or any Restricted Subsidiary consisting of Guarantees of Debt of the Company or any Restricted Subsidiary Incurred under any other clause of this covenant;
     (13) Debt incurred on behalf of, or representing Guarantees of Debt of, joint ventures not to exceed the greater of (A) $100.0 million and (B) 2.6% of Consolidated Net Tangible Assets at any time outstanding;
     (14) Debt supported by a letter of credit Incurred under clause (1) above in the same principal amount; and
     (15) Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $200.0 million and (B) 5.3% of Consolidated Net Tangible Assets.
     (c) Notwithstanding any other provision of this covenant, for purposes of determining compliance with this covenant, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Restricted Subsidiary may Incur under this covenant. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S.

dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing. Guarantees or Liens in respect of, or obligations in respect of letters of credit relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included in the determination of such amount of Debt; provided that the Incurrence of the Debt represented by such guarantee, Lien or letter of credit, as the case may be, was in compliance with this covenant.
     (d) In the event that an item, or a portion of such item, taken by itself, of Debt or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above or such item is (or a portion, taken by itself (without taking into account any other Permitted Debt (other than Permitted Debt under clause (8) above) being incurred on the same date, would be) entitled to be Incurred pursuant to paragraph (a) of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Debt in any manner that complies with this covenant, and may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this covenant at any time; provided that Debt under the Credit Agreement outstanding on the Completion Date shall be deemed at all times to be incurred under clause (1) of Permitted Debt.
     (e) Neither the Company nor any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guaranty to the same extent. This does not apply to distinctions between categories of Debt that exist by reason of any structural subordination, Liens or Guarantees securing or in favor of some but not all of such Debt.
     Section 4.07. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):
     (i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;

     (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company held by Persons other than the Company or any of its Restricted Subsidiaries;
     (iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt (except (1) a payment of interest or principal at Stated Maturity or (2) the purchase, repurchase or other acquisition of Subordinated Debt or payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof); or
     (iv) make any Investment other than a Permitted Investment;
unless, at the time of, and after giving effect to, the proposed Restricted Payment:
     (1) no Default has occurred and is continuing,
     (2) the Company could Incur at least $1.00 of Debt under Section 4.06(a), and
     (3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of
     (A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, from January 1, 2011, and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available immediately preceding the date of such proposed Restricted Payment, plus
     (B) subject to paragraph (c), the aggregate net cash proceeds and the fair market value (determined in the good faith of the Company) of any property other than cash received by the Company (other than from a Subsidiary) after the Issue Date from
     (i) the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, or
     (ii) as a contribution to its common equity, plus

     (C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:
     (x) the cash and the fair market value as determined in good faith by the Company of property, after the Issue Date, received on Investments (other than Permitted Investments) in an Unrestricted Subsidiary made after the Issue Date as a result of any sale, repayment, redemption, liquidating distribution or other realization other than pursuant to clause (D) below (to the extent not included in Consolidated Net Income), plus
     (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value (as determined in good faith by the Company) of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a); plus
     (D) the cash and the fair market value (as determined in good faith by the Company) of property, after the Issue Date, received on any other Investment (other than Permitted Investments) made after the Issue Date as a result of any payments of interest on Debt, dividends, repayments of loans or advances, or sale, repayment, redemption, liquidating distribution or other realization (to the extent not included in Consolidated Net Income) not to exceed the amount of such Investment as made.
     The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.
     (b) The foregoing will not prohibit:
     (1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

     (2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of its Equity Interests;
     (3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt with the net cash proceeds of, or in exchange for, a substantially concurrent issuance of new Subordinated Debt Incurred in accordance with the Indenture;
     (4) the purchase, redemption or other acquisition or retirement of Equity Interests of the Company or any direct or indirect parent in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;
     (5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;
     (6) any Investment made in exchange for, or out of the net cash proceeds of a substantially concurrent offering of Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;
     (7) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company in connection with issuances of Equity Interests pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees, which purchase, redemption or other acquisition or retirement for value is in order to minimize dilution; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $10.0 million; provided further, that any unused amounts in any calendar year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (7) not to exceed $20.0 million in any calendar year;
     (8) the defeasance, redemption, repurchase or other acquisition of any Subordinated Debt at a purchase price not greater than (x) 101% of the principal amount thereof in the event of a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.11 or (y) 100% of the principal amount thereof in the event of an Asset Sale pursuant to a provision no more favorable to the holders thereof than Section 4.12, in each case plus accrued interest, provided that, in each case, prior to or contemporaneously with the defeasance, redemption, repurchase or other acquisition the Company has made an Offer to Purchase and repurchased all Notes issued under the Indenture that were validly tendered for payment and not withdrawn in connection with the Offer to Purchase;
     (9) the declaration and payment of dividends on Disqualified Stock of the Company or any Restricted Subsidiary issued or Incurred in compliance with Section 4.06 to the extent such dividends are included in Fixed Charges;
     (10) repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities, or cash payments, in lieu of issuance of fractional shares, in connection with the exercise of stock options, warrants or other securities convertible into or exchangeable for the Equity Interests of the Company or any Restricted Subsidiary;
     (11) the declaration and payment of dividends on the Company’s Equity Interests, or the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Equity Interests of the Company, not to exceed an aggregate amount pursuant to this clause (11) of $30.0 million in any calendar year provided, that any unused amounts in any calendar year may be carried forward to one or more future periods; and
     (12) Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed $100.0 million.
provided that, in the case of clause (11), no Event of Default has occurred and is continuing or would occur as a result thereof.
     (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4), (5), or (6) of paragraph (b). Restricted Payments permitted pursuant to clause (2) through (7), (9), (10) or (12) will not be included in making the calculations under clause (3) of paragraph (a).
     (d) Notwithstanding anything to the contrary set forth above, (i) none of (x) the consummation of the Transactions, including the Internal Reorganization, the distribution of the Equity Interests of any Unrestricted Subsidiary by the Company or any Restricted Subsidiary to NGC or any of its Subsidiaries (other than the Company or any of its Subsidiaries) and the contribution of a portion of the proceeds of the offering and Credit Agreement borrowings to NGC, in each case as described in the Offering Circular, or (y) the Interim Ordinary Course Transactions will constitute a Restricted Payment, and(ii) any contribution to the Company’s equity or issuance of Equity Interests of the Company in connection with the Transactions will be disregarded for purposes of clause (a)(3) above.
     Section 4.08. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Liens of any nature whatsoever that secure Debt on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured.
     Section 4.09. Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to
     (1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
     (2) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,
     (3) make loans or advances to the Company or any other Restricted Subsidiary, or
     (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.
     (b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions
     (1) existing (a) on the Issue Date in the Indenture or any other agreements in effect on the Issue Date, or (b) existing on the Completion Date in the Credit Agreement or any other agreement relating to the Transactions (in each case on the terms described in the Offering Circular), and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

     (2) existing under or by reason of applicable law, rule, regulation or order;
     (3) existing
     (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or
     (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event, and any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
     (4) of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license, (ii) are contained in agreements related to the license of copyrighted or patented materials or other intellectual property or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;
     (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by Section 4.12;
     (6) encumbrances or restrictions that are customary provisions in joint venture agreements, asset sale agreements, stock sale agreements, sale leaseback agreements or other similar arrangements with respect to the disposition or distribution of assets or property subject to such agreements;
     (7) any other agreements governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;
     (8) any restriction with respect to the Company or a Restricted Subsidiary (or any of its property or assets) imposed by customary provisions in Hedging Agreements not entered into for speculative purposes;
     (9) existing under, by reason of or with respect to Debt Incurred by any Guarantor permitted to be Incurred under Section 4.06; or
     (10) required pursuant to the Indenture.
     Section 4.10. Guaranties by Restricted Subsidiaries. On the Completion Date, each Domestic Restricted Subsidiary that Guarantees any Debt under the Credit Agreement shall guarantee the Notes pursuant to Article 10. If any Restricted Subsidiary Guarantees Debt under the Credit Agreement after the Completion Date, such Restricted Subsidiary shall guarantee the Notes pursuant to Article 10. A Restricted Subsidiary required to provide a Note Guaranty shall execute a supplemental indenture in the form of Exhibit C, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Restricted Subsidiary and constitutes a valid and binding obligation of the Restricted Subsidiary, enforceable against the Restricted Subsidiary in accordance with its terms (subject to customary exceptions).
     Section 4.11. Repurchase of Notes Upon a Change of Control. Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.
     The Company will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption to the holders of the Notes has been given pursuant to the Indenture as described under Section 3.05.
     Section 4.12. Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:
     (1) The Asset Sale is for consideration at least equal to fair market value, as determined in good faith by the Board of Directors.

     (2) At least 75% of the consideration consists of cash, Cash Equivalents or Replacement Assets or a combination thereof received at closing. For purposes of this clause (2):
     (A) the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement,
     (B) instruments or securities received from the purchaser that are promptly, but in any event within 180 days of the closing, converted by the Company to cash, to the extent of the cash actually so received, and
     (C) any Designated Non-cash Consideration received by the Company in such Asset Sale having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $50.0 million and 1.3% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)
shall be considered cash received at closing.
     (3) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used
     (A) to permanently repay secured Debt of the Company or a Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit facility, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Subsidiary, or
     (B) to acquire Replacement Assets or to make capital expenditures or expenditures for maintenance, repair or improvement of existing capital assets;
provided that if during such 365-day period the Company or a Restricted Subsidiary enters into a definitive written agreement committing it to apply such Net Cash Proceeds in accordance with the requirements of clause (B) above, such 365-day period shall be extended with respect to the amount of Net Cash Proceeds so committed until the earlier of the date required to be paid in accordance with such agreement and 180 days.

     (4) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 365 days of the Asset Sale (as may be extended as set forth above) constitute “Excess Proceeds”. Excess Proceeds of less than $50.0 million will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds such amount, the Company must, within 30 days, make an Offer to Purchase Notes of both series having a principal amount equal to
     (A) accumulated Excess Proceeds, multiplied by
     (B) a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes of both series and (y) the denominator of which is equal to the outstanding principal amount of the Notes of both series and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the Indenture.
     Section 4.13. Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Restricted Subsidiary, for consideration in excess of $10.0 million (a “Related Party Transaction”), except upon fair and reasonable terms not materially less favorable to the Company or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.
     (b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $20.0 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution delivered to the Trustee. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $50.0 million, the Company must in addition obtain and deliver to the Trustee a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.
     (c) The foregoing paragraphs do not apply to

     (1) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;
     (2) the payment of reasonable and customary compensation paid to, or loans made to, and indemnities and other benefits provided to officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Company in good faith;
     (3) any Restricted Payments and Permitted Investments (other than Permitted Investments referred to in clause (4) thereof) if permitted by the Indenture;
     (4) any transaction with a joint venture, partnership, limited liability company or other entity that constitutes an Affiliate solely because the Company or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity;
     (5) sales or leases of goods, or providing or receiving services, to or from joint ventures and Affiliates (but excluding any officers or directors) in the ordinary course of business for less than fair market value but not for less than cost;
     (6) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions with joint ventures, in each case on terms that are not materially less favorable to the Company or any of its Restricted Subsidiaries, as the case may be, as determined in good faith by the Company, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Company;
     (7) contributions to the equity capital of the Company or a Restricted Subsidiary or sales of Qualified Equity Interests of the Company or a Guarantor;
     (8) transactions or arrangements pursuant to (a) any agreements in effect on the Issue Date, (b) Interim Ordinary Course Transactions at any time prior to the Spin-Off Date, or (c) any agreements to be entered into in connection with the Transactions, and, in the case of agreements referred to in clauses (a) and (c), as such agreements may be amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are not materially less favorable to the holders of the Notes than those in effect on the Issue Date in the case of clause (a) or those described in the Offering Circular in the case of clause (c).

     Section 4.14. Line of Business. The Company will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than a Permitted Business, except to an extent that so doing would not be material to the Company and its Restricted Subsidiaries, taken as a whole.
     Section 4.15. Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.
     (1) At the time of the designation, the designation would be permitted under Section 4.07.
     (2) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07.
     (3) The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 4.13.
     (4) Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results except to the extent permitted by Section 4.06 and Section 4.07.
Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).
     (b) (1) A Subsidiary previously designated an Unrestricted Subsidiary pursuant to clause (iii) of the definition thereof which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).
     (2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.
     (c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,
     (1) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the fair market value of its assets less liabilities (as determined in good faith by the Company)) will be deemed made at that time;

     (2) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;
     (3) all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;
     (4) it is released at that time from its Note Guaranty, if any; and
     (5) it will cease to be subject to the provisions of the Indenture as a Restricted Subsidiary.
     (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,
     (1) all of its Debt and Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.12;
     (2) Investments therein previously charged under Section 4.07 will be credited as provided thereunder;
     (3) it may be required to issue a Note Guaranty pursuant to Section 4.10; and
     (4) it will thenceforward be subject to the provisions of the Indenture as a Restricted Subsidiary.
     (e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.
     (f) Notwithstanding the foregoing, each of NGC and its Subsidiaries (after giving effect to the Transactions) and Current NGC shall be deemed an Unrestricted Subsidiary of the Company at all times on and after and for so long as it becomes a Subsidiary of the Company (which designation shall occur automatically and without the need to comply with clause (a) above).
     Section 4.16. Limitation on Actions of Current NGC. Following the Completion Date, the Company shall not permit or cause Current NGC to engage at any time in any business or have any material assets or liabilities, other than (a) its liabilities as a guarantor under debt and certain contracts of the Company and its Restricted Subsidiaries outstanding on the Issue Date, (b) indemnities from the Company in support of the liabilities listed in (a), (c) liabilities reasonably incurred in connection with the maintenance of its corporate existence, and (d) liabilities that may arise from its contractual obligations under the agreements to which NGC is a party relating to the Transactions.
     Section 4.17. Restrictive Covenants. (a) Beginning on the Issue Date, all restrictive covenants set forth in the Indenture will be applicable to each of the Persons that are intended to be one of the Company’s Restricted Subsidiaries on the Completion Date, each of which shall be deemed a Restricted Subsidiary of the Company beginning on the Issue Date. Each Person that is not engaged in the shipbuilding business of Northrop Grumman Corporation and is not intended to be a Subsidiary of the Company following the Spin-Off Date, and Current NGC, will be automatically designated an Unrestricted Subsidiary when it becomes a Subsidiary of the Company, and such designation will not be treated as a Restricted Payment. Such Unrestricted Subsidiaries will accordingly not be party hereto, will not guaranty the Notes and will not be subject to the restrictive covenants hereunder applicable to the Company and the Restricted Subsidiaries.
     (b) Notwithstanding the restrictive covenants in the Indenture, the Company and its Restricted Subsidiaries will be permitted, prior to the Completion Date, to engage in the ordinary course of their collective business consistent with past practice, including with Current NGC, NGC and their respective Subsidiaries, and to consummate transactions in connection therewith (the “Interim Ordinary Course Transactions”), and prior to the Completion Date, the Interim Ordinary Course Transactions will be exempt from the limitations set forth under Section 4.06 to Section 4.16, Section 4.18 and Section 4.19.
     (c) For purposes of applying the covenants under the Indenture and compliance thereunder, the Transactions will be deemed to have occurred immediately prior to the Issue Date.
     Section 4.18. Financial Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and Noteholders within the time periods specified in those sections with
     (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, and
     (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
     In addition, whether or not required by the Commission, the Company will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations. For purposes of this covenant, the Company will be deemed to have provided all required reports referred to in this covenant to the Trustee and the Noteholders as required by this covenant if it has timely filed such reports with the Commission via the EDGAR filing system (or its successor system). If the Company had any Unrestricted Subsidiaries during the relevant period, then the quarterly and annual reports required by this covenant shall include a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries, separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
     Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations under this Section for purposes of Section 6.01(4) until 90 days after the date any report hereunder is due.
     (b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (c) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.
     (d) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 4.19. Reports to Trustee. (a) The Company and each Guarantor will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company and such Guarantor stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under the Indenture and that, based upon such review, the Company and each Guarantor has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.
     (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

     Section 4.20. Suspension Of Certain Covenants. If at any time after the Issue Date (i) the Notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies”, by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing hereunder, the Company and its Restricted Subsidiaries will not be subject to the covenants in Sections 4.06, 4.07, 4.09, 4.12, 4.13, 4.14 and 5.01(a)(iii)(3) (the “Suspended Covenants”).
     At such time as the above referenced covenants are suspended (a “Suspension Period”), the Company will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and such designation shall be deemed to have created a Restricted Payment as set forth under Section 4.07 following the Reversion Date (as defined below).
     In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this section is no longer satisfied, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events.
     On each Reversion Date, all Debt incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt incurred pursuant to clause (b)(7) under Section 4.06. For purposes of calculating the amount available to be made as Restricted Payments under Section 4.07(a)(3), calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted under Section 4.07(b) will reduce the amount available to be made as Restricted Payments under Section 4.07 (a)(3) of such covenant. For purposes of Section 4.12, on the Reversion Date, the amount of Excess Proceeds will be reset to zero.
     Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during a Suspension Period (or on the Reversion Date after a Suspension Period based solely on events that occurred during the Suspension Period).
     Promptly after the commencement of a Suspension Period or the occurrence of a Reversion Date, the Company shall furnish to the Trustee an Officers’ Certificate to the effect that such Suspension Period has begun or that such Reversion Date has occurred, as the case may be, and stating that all conditions precedent provided for in the Indenture to the commencement of the Suspension Period or to the occurrence of such Reversion Date, as the case may be, have been complied with.
ARTICLE 5
Consolidation, Merger or Sale of Assets
     Section 5.01. Consolidation, Merger or Sale of Assets by the Company. (a) The Company will not
     (i) consolidate with or merge with or into any Person, or
     (ii) sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets and the assets of its Restricted Subsidiaries, taken as a whole, as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or
     (iii) permit any Person to merge with or into the Company
     unless
     (1) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, limited liability company or partnership (provided that if the resulting, surviving or transferee Person is a limited liability company or partnership, a corporate Wholly Owned Restricted Subsidiary becomes a co-obligor at such time) organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture in form satisfactory to the Trustee all of the obligations of the Company under the Indenture, the Escrow Agreement and the Notes and the Registration Rights Agreement;
     (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;
     (3) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under Section 4.06(a); and
     (4) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, conveyance, transfer, lease or other disposition and the supplemental indenture (if any) comply with the Indenture;
provided, that (a) clauses (2) and (3) do not apply (i) to the consolidation or merger of the Company with or into a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into the Company, or to the sale, lease, conveyance, transfer, or other disposition of all or substantially all of its assets and the assets of its Restricted Subsidiaries, taken as a whole, as an entirety or substantially an entirety, to a Wholly-Owned Restricted Subsidiary that is a Guarantor, or (ii) if the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company and (b) the foregoing does not apply to the consummation of the Transactions.
     (b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, except in the case of a lease, the Company will be released from its obligations under the Indenture, the Notes, the Escrow Agreement and the Registration Rights Agreement.
     Section 5.02. Consolidation, Merger or Sale of Assets by a Guarantor. (a) No Guarantor may
     (i) consolidate with or merge with or into any Person, or
     (ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or
     (iii) permit any Person to merge with or into the Guarantor unless
     (A) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or
     (B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture in form satisfactory to the Trustee all of the obligations of the Guarantor under its Note Guaranty; and
     (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

     (C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indenture, and
     (D) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, conveyance, transfer or other disposition and the supplemental indenture (if any) comply with the Indenture.
ARTICLE 6
Default and Remedies
     Section 6.01. Events of Default. An “Event of Default” occurs with respect to Notes of a series if
     (1) the Company defaults in the payment of the principal of any Note of such series when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);
     (2) the Company defaults in the payment of interest (including any Additional Interest) on any Note of such series when the same becomes due and payable, and the default continues for a period of 30 days;
     (3) the Company fails (A) after 45 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes of such series to make an Offer to Purchase (which notice requires that the failure be remedied and states that it is a notice of default under the Indenture) or (B) to thereafter accept and pay for Notes validly tendered when and as required pursuant to Section 4.11 or Section 4.12;
     (4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes of such series and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes of such series (which notice requires that the default be remedied and states that it is a notice of default under the Indenture);
     (5) there occurs with respect to any Debt of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $50.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) a failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;
     (6) one or more final judgments or orders for the payment of money are rendered against the Company or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50.0 million (in excess of amounts which the Company’s insurance carriers have not challenged under applicable policies or which indemnifying parties have not challenged under applicable third party indemnities) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;
     (7) a decree or order for relief is entered against the Company or any Significant Subsidiary in an involuntary case or other proceeding commenced against the Company or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such decree or order remains in effect and unstayed for a period of 60 days;
     (8) the Company or any of its Significant Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a “bankruptcy default”);
     (9) any Note Guaranty of a Significant Subsidiary ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Note Guaranty; or
     (10) at any time prior to the Completion Date, the Company defaults in the performance of, or breaches, any covenant or agreement of the Company in the Escrow Agreement, or the lien of the Escrow Agreement on the Account and the U.S. Government Obligations ceases to be perfected or have the priority intended to be provided, or the Escrow Agreement ceases to be in full force and effect or the Company asserts the invalidity thereof.

     Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under the Indenture with respect to Notes of a series, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes of such series to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes of each series then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived (and the related declaration of acceleration rescinded or annulled) by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect to the Notes and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
     (b) The Holders of a majority in principal amount of the outstanding Notes of a series by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences with respect to such Notes if
     (1) all existing Events of Default with respect to such Notes, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by the declaration of acceleration, have been cured or waived,
     (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and
     (3) all sums paid or advanced by the Trustee under the Indenture and the reasonable fees, expenses and disbursements of the Trustee, its agents and counsel have been paid.
     Section 6.03. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes of a series may, by notice to the Trustee, waive an existing Default and its consequences with respect to such series. Upon such waiver, the

Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
     Section 6.04. Other Remedies. If an Event of Default with respect to the Notes of a series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes of such series or to enforce the performance of any provision of the Notes of such series or the Indenture with respect to the Notes of a series. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
     Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series. However, the Trustee may refuse to follow any direction that conflicts with law, the Indenture or the Escrow Agreement, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes of such series not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes of such series.
     Section 6.06. Limitation on Suits. A Holder of Notes of a series may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes of such series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes of such series, unless:
     (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of such series;
     (2) Holders of at least 25% in aggregate principal amount of outstanding Notes of such series have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;
     (3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a direction that is inconsistent with such written request.
     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything herein to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof or on or after a redemption or repurchase date therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.
     Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.
     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article or Section 1.05(f) of the Escrow Agreement, it shall pay out the money in the following order:
     First: to the Trustee for all amounts due to it hereunder;
     Second: to Holders of Notes of the series in respect of which such money is collected for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and
     Third: to the Company or as a court of competent jurisdiction may direct.
     The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.
     Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.
     Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes of a series.
     Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
     Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
The Trustee
     Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.
     (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (c) Except as provided in Section 315(d) of the Trust Indenture Act, no provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.
     Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):
     (1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
     (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 12.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.
     (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
     (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or in the Escrow Agreement at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

     (6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (7) No provision of the Indenture or the Escrow Agreement will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.
     (8) Unless otherwise specifically provided in the Indenture or the Escrow Agreement, any demand, instruction, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
     (9) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture or the Escrow Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (10) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (11) The Trustee shall not be charged with knowledge of any Default or any Event of Default unless either (i) an officer of the Trustee responsible for the administration of the Indenture shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Notes, or by any Holder of the Notes.
     (12) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.
     (13) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder or under the Escrow Agreement arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     (14) The Trustee shall have no responsibility for perfecting or maintaining the perfection of the security interest granted to it under the Escrow Agreement or for filing any financing statement or continuation statement or other notice in any public office at any time or times and shall not be liable for the acts or omissions of the Escrow Agent.
     Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):
     (a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and
     (b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
     Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture, the Notes, the Escrow Agreement, the Escrow Property (as defined in the Escrow Agreement) or the security interest granted to it under the Escrow Agreement (ii) is not accountable for the Company’s use or application of the proceeds from the Notes or for determining the value of the Escrow Property and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

     Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee or of officers of the Trustee responsible for the administration of the Indenture in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).
     Section 7.06. Reports by Trustee to Holders. Within 60 days after each March 15, beginning with March 15, 2012, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such March 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which the Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d). The Company will promptly notify the Trustee when any Notes are listed on any stock exchange.
     Section 7.07. Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.
     (b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense (including the reasonable compensation and expenses of the Trustee’s agents and counsel) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and the Escrow Agreement and its duties under the Indenture, the Escrow Agreement and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture, the Escrow Agreement and the Notes.
     (c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.
     (d) The obligations of the Company and the Guarantors under this Section shall survive the payment of the Notes, the satisfaction and discharge of the Indenture and the resignation or removal of the Trustee.

     Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.
     (2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.
     (3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.
A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

     (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s and the Guarantors’ obligations under Section 7.07 will continue for the benefit of the retiring Trustee.
     (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b), subject to its right to seek a stay of its duty to resign in accordance with the penultimate paragraph thereof.
     Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.
     Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.
     Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.
ARTICLE 8
Defeasance and Discharge
     Section 8.01. Discharge of Company’s Obligations. (a) Subject to paragraph (b), the Company’s obligations under the Notes of a series and the Indenture with respect to such Notes, and each Guarantor’s obligations under its Note Guaranty with respect to such Notes, will terminate if:
     (1) all Notes of such series previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or paid under Section 2.04 or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been cancelled or delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

     (2) (A) the Notes of such series mature within one year, or all of the Notes of such series are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,
     (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, which opinion need be given only if U.S. Government Obligations have been deposited, without consideration of any reinvestment, to pay principal of and interest on the Notes of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,
     (C) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company,
     (D) the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company is a party or by which it is bound, and
     (E) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.
     (b) After satisfying the conditions in clause (a)(1) of this Section 8.01, only the Company’s obligations under Section 7.07 and Section 8.04 will survive in respect of such series. After satisfying the conditions in clause (a)(2) of this Section 8.01, only the Company’s obligations in Article 2 and Sections 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 will survive in respect of such series. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes of such series and the Indenture with respect to such Notes other than the surviving obligations.
     Section 8.02. Legal Defeasance. Following the deposit referred to in clause (1) of this Section 8.02, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes of a series and the Indenture with respect to such Notes, other than its obligations in Article 2 and Sections 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 in respect of such series, and each Guarantor’s obligations under its Note Guaranty in respect of such series will terminate, provided the following conditions have been satisfied:

     (1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes of such series to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.
     (2) No Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings).
     (3) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company is a party or by which it is bound.
     (4) The Company has delivered to the Trustee
     (A) either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x), and
     (B) an Opinion of Counsel to the effect that, and assuming no intervening bankruptcy of the Company between the date of the deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code.
     (5) If the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.
     (6) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.
     Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes of such series and the Indenture with respect to such series except for the surviving obligations specified above.
     Section 8.03. Covenant Defeasance. Following the deposit referred to in clause (1) of this Section 8.03, the Company’s obligations set forth in Sections 4.06 through 4.15 inclusive and Section 5.01(a)(iii)(3) with respect to Notes of a series, and each Guarantor’s obligations under its Note Guaranty with respect to such series, will terminate, and clauses (3), (4) (solely with respect to the covenants being defeased), (5), (6), (9) and (10) of Section 6.01 will no longer constitute Events of Default with respect to the Notes of such series, provided the following conditions have been satisfied:
     (1) The Company has complied with clauses (1), (2), (3), 4(B), (5) and (6) of Section 8.02; and
     (2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.
     Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.
     Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations (including the proceeds thereof) deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes of the applicable series in accordance with the Notes of such series and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 8.01, 8.02 or 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any money held by the Trustee at any time under Section 8.01, 8.02 or 8.03, which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (in case U.S. Government Obligations have been deposited) are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance under such Sections and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes of a series that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.
     Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Notes of the applicable series and the Indenture with respect to such Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes of such series because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.
     Section 8.07. U.S. Government Obligations. Any U.S. Government Obligations deposited pursuant to this Article shall be non-callable by the issuer thereof.
ARTICLE 9
Amendments, Supplements and Waivers
     Section 9.01. Amendments without Consent of Holders. The Company and the Trustee may amend or supplement the Indenture, the Escrow Agreement or the Notes without notice to or the consent of any Noteholder
     (1) to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

     (2) to comply with Article 5;
     (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;
     (4) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;
     (5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;
     (6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;
     (7) to provide for or confirm the issuance of Additional Notes;
     (8) to make any other change that does not materially and adversely affect the rights of any Holder;
     (9) to provide for the issuance of Exchange Notes;
     (10) to add to the covenants of the Company for the benefit of the Noteholders;
     (11) to add additional Events of Default; or
     (12) to conform any provision hereof to the “Description of Notes” section in the Offering Circular.
     Section 9.02. Amendments with Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.03 and 6.07 or paragraph (b), the Company and the Trustee may amend the Indenture, the Escrow Agreement and the Notes with respect to a series of Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes of such series, and the Holders of a majority in principal amount of the outstanding Notes of such series by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes with respect to such series.
     (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not

     (1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,
     (2) reduce the rate of or change the Stated Maturity of any interest payment on any Note,
     (3) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,
     (4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,
     (5) make any Note payable in money other than that stated in the Note,
     (6) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof or any redemption or repurchase date therefor, or to institute suit for the enforcement of any such payment,
     (7) make any change in the percentage of the principal amount of the Notes required for amendments or waivers,
     (8) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes, or
     (9) make any change in any Note Guaranty that would adversely affect the Noteholders in any material respect.
     (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
     (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Company and the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.
     (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.
     Section 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights, duties or immunities of the Trustee under the Indenture or otherwise. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
     Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the Trust Indenture Act.
     Section 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Escrow Agreement or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.
ARTICLE 10
Guaranties
     Section 10.01. The Guaranties. Subject to the provisions of this Article, each Guarantor that executes a supplemental indenture in the form of Exhibit C hereto hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture. The Note Guaranty of each Guarantor shall be a guarantee of payment and not of collection.
     Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by
     (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;
     (2) any modification or amendment of or supplement to the Indenture or any Note;
     (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;
     (4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;
     (5) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or
     (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

     Section 10.03. Discharge; Reinstatement. Subject to Section 10.09, each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.
     Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.
     Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.
     Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.
     Section 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.
     Section 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of a supplemental indenture in the form of Exhibit C evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in the Indenture on behalf of each Guarantor.
     Section 10.09. Release of Guaranty. The Note Guaranty of a Guarantor will terminate upon
     (1) a sale or other disposition (including by way of consolidation or merger) of Capital Stock of the Guarantor if, as a result of such disposition, such Guarantor ceases to be a Subsidiary or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indenture,
     (2) the release of the Guarantee by such Guarantor of Debt under the Credit Agreement, other than a discharge through payment thereon,
     (3) the designation in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary, or
     (4) defeasance or discharge of the Notes, as provided in Article 8.
     Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.
ARTICLE 11
Escrow Arrangements
     Section 11.01. Escrow Account. Notwithstanding anything in the Indenture, on the Issue Date simultaneously with the issuance of the Notes, the Company will, pursuant to the terms of the Escrow Agreement, deposit into an account pledged to the Trustee (the “Escrow Account”) the proceeds of the offering of the Notes, together with an additional amount in cash (collectively with any other property from time to time held by the Escrow Agent, the “Escrow Property”), sufficient to redeem the Notes at the Special Redemption Price on July 8, 2011. Funds held in the Escrow Account shall, pending release to fund the Special Redemption as set forth in Section 3.03 or as a result of the satisfaction of the Escrow Conditions as set forth in Section 11.03, be invested at the direction of the Company in U.S. Government Obligations as more fully set forth in the Escrow Agreement.
     Section 11.02. Special Redemption. If the Escrow Conditions have not been satisfied on or prior to the Date of Determination, the Company shall cause the Escrow Agent, on or before the Business Day immediately prior to the Special Redemption Date, to cause the liquidation of all investments of Escrow Property then held by the Escrow Agent and to cause the release of all of the Escrow Property for application as payment to the Holders of the Special Redemption Price pursuant to Section 3.03.
     Section 11.03. Release of Escrow Property. Upon the satisfaction of the Escrow Conditions, including the execution and delivery by each Domestic Restricted Subsidiary of the Company of a supplemental indenture in the form of Exhibit C hereto, the Escrow Property will be released to the Company, in accordance with the terms of the Escrow Agreement.
     Section 11.04. Trustee Direction to Execute Escrow Agreement. The Trustee is hereby authorized and directed to execute and deliver the Escrow Agreement.
ARTICLE 12
Miscellaneous
     Section 12.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
     Section 12.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     (b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

     (2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
     (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
     (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default or related directions or waivers. If a record date is fixed, those Persons that were Holders of the applicable Notes at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.
     Section 12.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee shall be in writing and will be effective only upon receipt. In each case the notice or communication should be addressed as follows:
     if to the Company:
Huntington Ingalls Industries, Inc.,
4101 Washington Avenue
Newport News, Virginia 23607
(757) 380-2000
     if to the Trustee:
The Bank of New York Mellon
101 Barclay Street, Floor 8 West
New York, New York 10286
(212) 815-5707
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     The Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
     (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.
     (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
     Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:
     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

     Section 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:
     (1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;
     (3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.
     Section 12.06. Payment Date Other Than a Business Day. If any payment of principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue on the payment so deferred for the intervening period.
     Section 12.07. Governing Law; Waiver of Trial by Jury. The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. Each of the Company, the Guarantors, the Trustee and the Holders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Note Guaranties or the Notes.
     Section 12.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.
     Section 12.09. Successors. All agreements of the Company or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

     Section 12.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 12.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 12.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.
     Section 12.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member, general or limited partner or stockholder past, present and future, of the Company or any of its Subsidiaries or NGC or any of its subsidiaries, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

Huntington Ingalls Industries, Inc. as Issuer
By:	/s/ Mark Rabinowitz
	Name:	Mark Rabinowitz
	Title:	Treasurer

The Bank of New York Mellon as Trustee
By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

EXHIBIT A
[FACE OF NOTE]
Huntington Ingalls Industries, Inc.
6.875% Senior Note Due 2018

[CUSIP] [CINS] _______________

No.	$_______________
     Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto]1 on March 15, 2018.
     Initial Interest Rate: 6.875% per annum.
     Interest Payment Dates: March 15 and September 15, commencing September 15, 2011.
     Regular Record Dates: March 1 and September 1 (whether or not a Business Day).
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Global Notes

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

Date:	Huntington Ingalls Industries, Inc.
By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
     This is one of the 6.875% Senior Notes Due 2018 described in the Indenture referred to in this Note.

The Bank of New York Mellon, as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF NOTE]
Huntington Ingalls Industries, Inc.
6.875% Senior Note Due 2018
1. Principal and Interest.
     The Company promises to pay the principal of this Note on March 15, 2018.
     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 6.875% per annum [(subject to adjustment as provided below)].2
     Interest will be payable semiannually (to the Holder of record of this Note at the close of business on the March 1 or September 1 (whether or not a Business Day) immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing September 15, 2011.
     [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated March 11, 2011, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement) as and when set forth thereon. Such Additional Interest shall be payable at the same times, in the same manner and to the same Persons as ordinary interest on this Note.]3
     Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for on this Note [or the Note surrendered in exchange for this Note]4 (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from [the Issue Date].5 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

[2]	Include only for Initial Note or Initial Additional Note.

[3]	Include only for Initial Note or Initial Additional Note.

[4]	Include only for Exchange Note.

[5]	For Additional Notes, should be the date of their original issue, unless otherwise provided with respect to such Notes.

     The Company will pay interest on overdue principal, premium, if any, and interest at the rate per annum otherwise applicable to this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2. Indentures; Note Guaranty.
     This is one of the 2018 Notes (the “Notes”) issued as a series of notes under an Indenture dated as of March 11, 2011 (as amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
     The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $600,000,000, but Additional Notes of the same tenor and series may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guarantied as set forth in the Indenture.
3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.
     The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, Special Redemption or Mandatory Redemption, as further described in the Indenture. Except for such Special Redemption or Mandatory Redemption, there is no sinking fund or mandatory redemption applicable to this Note.
     If the Company deposits with the Trustee money or U.S. Government Obligations or a combination thereof sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.
4. Registered Form; Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of $2,000 principal amount and higher integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5. Defaults and Remedies.
     If an Event of Default, as defined in the Indenture, with respect to the Notes occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.
6. Amendment and Waiver.
     Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with respect to the Notes with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or if such amendment or supplement does not materially and adversely affect the rights of any Holders.
7. Authentication.
     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
8. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
9. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATED NOTES BEARING A RESTRICTED LEGEND]
     In connection with any transfer of this Note occurring prior to ______________6, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:
Check One
☐  (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit G to the Indenture is being furnished herewith.
☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit F to the Indenture is being furnished herewith.
or
☐  (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By
NOTICE: The signature to this assignment must correspond
with the name as written upon the face of the
within-mentioned instrument in every particular, without
alteration or any change whatsoever.

[6]	One year after the date of initial issuance or a later date when purchased from an affiliate.

Signature Guarantee:[7]

By
To be executed by an executive officer

[7]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have all of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, check the appropriate box below:
☐   Section 4.11           ☐   Section 4.12
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:
$_____________________ ($2,000 or integral multiples of $1,000 in excess thereof, provided that any unpurchased portion of this Note must be in a minimum denomination of $2,000).
Date:____________
Your Signature:__________________________
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:1_____________________________

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1
The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Principal amount of
			this Global Note	Signature of
	Amount of decrease	Amount of increase	following such	authorized signatory
	in principal amount	in principal amount	decrease (or	of
Date of Exchange	of this Global Note	of this Global Note	increase)	Trustee

[1]	For Global Notes.

EXHIBIT B
[FACE OF NOTE]
Huntington Ingalls Industries, Inc.
7.125% Senior Note Due 2021
[CUSIP] [CINS] _______________

No.	$_______________
     Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on [•], 2021.
     Initial Interest Rate: 7.125% per annum.
     Interest Payment Dates: March 15 and September 15, commencing September 15, 2011.
     Regular Record Dates: March 1 and September 1 (whether or not a Business Day).
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

Date:	Huntington Ingalls Industries, Inc.
By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
     This is one of the 7.125% Senior Notes Due 2021 described in the Indenture referred to in this Note.

The Bank of New York Mellon, as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF NOTE]
Huntington Ingalls Industries, Inc.
7.125% Senior Note Due 2021
1. Principal and Interest.
     The Company promises to pay the principal of this Note on March 15, 2021.
     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 7.125% per annum [(subject to adjustment as provided below)].8
     Interest will be payable semiannually (to the Holder of Record of this Note at the close of business on the March 1 or September 1 (whether or not a Business Day) immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing September 15, 2011.
     [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated March 11, 2011, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement) as and when set forth thereon. Such Additional Interest shall be payable at the same times, in the same manner and to the same Persons as ordinary interest on this Note.]9
     Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for on this Note [or the Note surrendered in exchange for this Note]10 (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from [the Issue Date].11 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

[8]	Include only for Initial Note or Initial Additional Note.

[9]	Include only for Initial Note or Initial Additional Note.

[10]	Include only for Exchange Note.

[11]	For Additional Notes, should be the date of their original issue, unless otherwise provided with respect to such Notes.

     The Company will pay interest on overdue principal, premium, if any, and interest at the rate per annum otherwise applicable to this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2. Indentures; Note Guaranty.
     This is one of the 2021 Notes (the “Notes”) issued as a series of notes under an Indenture dated as of March 11, 2011 (as amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
     The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $600,000,000, but Additional Notes of the same tenor and series may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guarantied as set forth in the Indenture.
3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.
     The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, Special Redemption or Mandatory Redemption, as further described in the Indenture. Except for such Special Redemption or Mandatory Redemption, there is no sinking fund or mandatory redemption applicable to this Note.
     If the Company deposits with the Trustee money or U.S. Government Obligations or a combination thereof sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.
4. Registered Form; Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of $2,000 principal amount and higher integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5. Defaults and Remedies.
     If an Event of Default, as defined in the Indenture, with respect to the Notes occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.
6. Amendment and Waiver.
     Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with respect to the Notes with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or if such amendment or supplement does not materially and adversely affect the rights of any Holders.
7. Authentication.
     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
8. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
9. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATED NOTES BEARING A RESTRICTED LEGEND]
     In connection with any transfer of this Note occurring prior to ______________12, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:
Check One
☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit G to the Indenture is being furnished herewith.
☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit F to the Indenture is being furnished herewith.
or
☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller
By

NOTICE: The signature to this assignment must correspond
with the name as written upon the face of the
within-mentioned instrument in every particular, without
alteration or any change whatsoever.

[12]	One year after date of initial issuance or a later date when purchased from an affiliate.

Signature
Guarantee:[13]

By

To be executed by an executive officer

[13]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have all of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, check the appropriate box below: 9
☐   Section 4.11            ☐   Section 4.12
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:
$_____________________ ($2,000 or integral multiples of $1,000 in excess thereof, provided that any unpurchased portion of this Note must be in a minimum denomination of $2,000).
Date:____________
Your Signature:__________________________
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:1_____________________________

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1
The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Principal amount of
			this Global Note	Signature of
	Amount of decrease	Amount of increase	following such	authorized signatory
	in principal amount	in principal amount	decrease (or	of
Date of Exchange	of this Global Note	of this Global Note	increase)	Trustee

[1]	For Global Notes

EXHIBIT C
SUPPLEMENTAL INDENTURE
dated as of [•], 2011
among
Huntington Ingalls Industries, Inc.,
The Guarantor(s) Party Hereto
and
The Bank of New York Mellon,
as Trustee

6.875% Senior Notes due 2018
7.125% Senior Notes due 2021

     THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of [•], 2011, among Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and The Bank of New York Mellon, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company and the Trustee entered into the Indenture, dated as of March 11, 2011 (the “Indenture”), relating to the Company’s 6.875% Senior Notes due 2018 (the “2018 Notes”) and 7.125% Senior Notes due 2021 (the “2021 Notes” and together with the 2018 Notes, the “Notes”);
     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause Domestic Restricted Subsidiaries that Guarantee any Debt under the Credit Agreement to enter into this Supplemental Indenture to provide Guaranties.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
     Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
     Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
     Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
     Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.
     Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Huntington Ingalls Industries, Inc., as Issuer
By:
Name:
Title:

[GUARANTOR]
By:
Name:
Title:

The Bank of New York Mellon, as Trustee
By:
Name:
Title:

EXHIBIT D
RESTRICTED LEGEND
     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
     (1) REPRESENTS THAT
     (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,
     (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR
     (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND
     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY
     (A) TO THE COMPANY,
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

D-1

     (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR
     (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

D-2

EXHIBIT E
DTC LEGEND
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

E-1

EXHIBIT F
Regulation S Certificate
_________, ____
The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, NY 10286
Attention: Corporate Trust Administration

Re:	Huntington Ingalls Industries, Inc. (the “Company”)
[6.875% Senior Notes due 2018]
[7.125% Senior Notes due 2021] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of March 11, 2011 relating to the Notes
Ladies and Gentlemen:
     Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.
     [CHECK A OR B AS APPLICABLE.]
☐ A.	This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:
1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.
☐ B.	This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:
1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title: Address:

Date: _________________

EXHIBIT G
Rule 144A Certificate
_________, ____
The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, NY 10286
Attention: Corporate Trust Administration

Re:	Huntington Ingalls Industries, Inc. (the “Company”)
[6.875% Senior Notes due 2018]
[7.125% Senior Notes due 2021] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of March 11, 2011 relating to the Notes
Ladies and Gentlemen:
     This Certificate relates to:
     [CHECK A OR B AS APPLICABLE.]
☐ A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
     We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

G-1

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title: Address:

Date: _________________

G-2

EXHIBIT H
Institutional Accredited Investor Certificate
The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, NY 10286
Attention: Corporate Trust Administration

Re:	Huntington Ingalls Industries, Inc. (the “Company”)
[6.875% Senior Notes due 2018]
[7.125% Senior Notes due 2021] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of March 11, 2011 relating to the Notes
Ladies and Gentlemen:
     This Certificate relates to:
     [CHECK A OR B AS APPLICABLE.]
☐ A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
     We hereby confirm that:
1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.
     We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.
     Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.
     We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.
     We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.
     We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title: Address:

Date: _________________

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT I
[COMPLETE FORM I OR FORM II AS APPLICABLE.]
[FORM I]
Certificate of Beneficial Ownership

To:	The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, NY 10286
Attention: Corporate Trust Administration OR

[Name of DTC Participant]]

Re:	Huntington Ingalls Industries, Inc. (the “Company”)
[6.875% Senior Notes due 2018]
[7.125% Senior Notes due 2021] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of March 11, 2011 relating to the Notes
Ladies and Gentlemen:
     We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).
     We hereby certify as follows:
     [CHECK A OR B AS APPLICABLE.]
☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF BENEFICIAL OWNER]
By:
Name:
Title: Address:

Date: _________________
[FORM II]
Certificate of Beneficial Ownership

To:	The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, NY 10286
Attention: Corporate Trust Administration

Re:	Huntington Ingalls Industries, Inc. (the “Company”)
[6.875% Senior Notes due 2018]
[7.125% Senior Notes due 2021] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of March 11, 2011 relating to the Notes
Ladies and Gentlemen:
     This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully, [Name of DTC Participant]
By:
Name:
Title: Address:

Date: _________________

     EXHIBIT J
THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.
NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

J-1